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                               SERVICE AGREEMENT
         (Liquefaction - Storage Gas Service under Rate Schedule LS-1)


     THIS AGREEMENT, made and entered into this 12th day of January, 1994, by and between NORTHWEST PIPELINE CORPORATION, a Delaware corporation, hereinafter called "Transporter and CASCADE NATURAL GAS CORPORATION, hereinafter called "Shipper".

     In consideration of the mutual covenants and agreement as herein set forth, the parties hereto agree as follows:


                  ARTICLE I - GAS TO BE STORED AND DELIVERED

     Subject to the terms, conditions, and limitations hereof and of the applicable Rate Schedule LS-l, Transporter agrees to liquefy, store in liquid phase, vaporize and deliver to Shipper for transportation, and Shipper agrees to receive from Transporter up to the following quantities of natural gas.

          A Storage Demand Volume of 60,000 MMBtus,
          A Storage Capacity of 562,200 MMBtus.


                         ARTICLE II - DELIVERY OF GAS

     Delivery of natural gas by Transporter to shipper for transportation shall be at or near the point of vaporization at Transporter's LNG facilities. Shipper shall arrange for redelivery transportation to mainline delivery points under Transporter's transportation rate schedules.


                    ARTICLE III - APPLICABLE RATE SCHEDULE

     Shipper agrees to pay Transporter for all natural gas service rendered under the terms of this Agreement in accordance with Transporter's Rate Schedule LS-l as filed with the Federal Energy Regulatory Commission ("FERC"), and as such rate schedule may be amended or superseded from time to time. This Agreement shall be subject to the provisions of such rate schedule and the General Terms and Conditions applicable thereto on file with the FERC and effective from time to time, which by this reference are incorporated herein and made a part hereof.


                        ARTICLE IV - TERM OF AGREEMENT

     This Agreement shall become effective on the date so designated by the FERC and shall continue in effect for a period continuing through October 31, 2014 and year to year thereafter at Shipper's sole option. Shipper may terminate all or any portion of service under this Agreement either at the Expiration of the primary term, or upon the anniversary thereafter by giving written notice to Transporter so stating at least twelve (12) months in advance. Shipper also shall have the sole option to enter into a new Agreement for all or any portion of the service under this Agreement. It is Transporter's and Shipper's intent that this term provision provide Shipper with a "contractual right to continue such service" and to provide Transporter with concurrent pregranted abandonment of any volume that Shipper terminates
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within the meaning of 18 CFR section 284.221 (d)(2)(i) as promulgated by Order
636 on May 8, 1992.


                 ARTICLE V - CANCELLATION OF PRIOR AGREEMENTS

     When this Agreement takes effect, it supersedes, cancels and terminates the following agreement:

     Service Agreement (Liquefaction - Storage Gas Service) dated October 1, 1992 between NORTHWEST PIPELINE CORPORATION, "Transporter", and CASCADE NATURAL GAS CORPORATION, "Shipper".


                      ARTICLE VI - SUCCESSORS AND ASSIGNS

     This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above set forth.



                              "TRANSPORTER"
                              NORTHWEST PIPELINE CORPORATION


                              By: /s/   Joe H. Fields
                                        Joe H. Fields
                                        Attorney-In-Fact


ATTEST:                       "SHIPPER"
                              CASCADE NATURAL GAS CORPORATION

By:                           By: /s/   King Oberg
                                        King Oberg
                              Title: Vice President, Gas Supply
















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